                                                                   EXHIBIT 10.2

** Certain information omitted and filed separately with the Commission pursuant to a confidential treatment request under Rule 406 of the Commission.

                          MARKETING SERVICES AGREEMENT


         THIS MARKETING SERVICES AGREEMENT (this "Agreement") is made between OWNERTEL, INC. ("OwnerTel") and TRANSNET CONNECT, INC. ("TransNet") on September 21, 2001 (the "Effective Date"). In consideration of the premises and the mutual covenants and agreements set forth herein and other good and valuable consideration, the parties agree as follows:

         SECTION 1.        SERVICES.

                  (a) MARKETING SERVICES. Subject to the terms and conditions of this Agreement, TransNet will exclusively retain OwnerTel to provide marketing services with respect to TransNet's reselling of local and long distance telephone and internet service. Nothing contained in this agreement shall be construed to impose an exclusivity obligation upon OwnerTel with regard to the provision of services.

                  (b) MARKETING MATERIALS. No marketing materials shall be used without the prior written approval of TransNet. TransNet also has the right to provide to OwnerTel or approve guidelines regarding marketing activities conducted on behalf of TransNet. OwnerTel shall instruct and supervise its representatives in the use of such marketing materials and in adherence to such guidelines. OwnerTel and its representatives shall not deviate from the materials and guidelines provided or approved by TransNet.

                  (c) QUALITY AND COMPLIANCE. OwnerTel shall (i) perform its obligations hereunder with care, skill and diligence in accordance with applicable standards recognized in OwnerTel's industry; (ii) comply fully with the quality control standards provided by TransNet; and (iii) obtain all necessary consents, licenses, releases or other authorizations for the use of all materials in the work produced hereunder.

                  (d) OWNERTEL RESPONSIBILITIES. OwnerTel: (i) will not misrepresent its relationship with TransNet; (ii) is solely responsible for its own costs and expenses of performance hereunder except as specifically herein set forth herein; (iii) shall be solely responsible for the acts and omissions of its employees and shall have sole responsibility for their supervision, direction and control, as appropriate; and (iv) shall conduct business in a manner that reflects favorably at all times on the reputation of OwnerTel.

                  (e)      LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

                           (i) OwnerTel agrees to indemnify and hold TransNet and its affiliates harmless from any and all claims damages and liabilities (including reasonable attorneys fees and costs) arising or resulting directly from any loss or damage to TransNet due to a material breach by OwnerTel of any representation, covenant or warranty contained in this Agreement or the grossly negligent act or omission or willful misconduct of OwnerTel, its officers, agents and employees in performance of its duties under this Agreement.

                           (ii) TransNet agrees to indemnify and hold OwnerTel, its parent and affiliates harmless from any and all claims, damages and liabilities (including reasonable attorneys fees and costs) arising or resulting directly from any loss or damage to OwnerTel due to the material breach by TransNet of any representation, covenant or warranty contained in this Agreement or from the grossly negligent act or omission of TransNet, its officers, agents and employees in performance of its duties under this Agreement. TransNet retains sole responsibility for customer satisfaction and compliance with all applicable federal, state and local laws and regulations regarding all products or services provided to Recipients by TransNet. TransNet shall defend, indemnify, and hold OwnerTel, its shareholders, officers and directors, harmless from and against any and all losses, damages, claims, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or relating to the products or services that TransNet provides.

         SECTION 2.        COMPENSATION.

                  (a) TransNet agrees to pay OwnerTel the following amounts on all services sold by OwnerTel:


                           (i) ** of the difference between the buy rate and the sell rate of long distance and local telephone service **;

                           (ii)     ** for Internet service.

         TransNet will make all of the above payments on a monthly basis.

                  (b) During the term of this Agreement, OwnerTel agrees that TransNet's current long distance telephone customer base, and all new customers of TransNet, will participate in OwnerTel's Promotional Stock Program (the "Program") on the same terms and conditions as customers of OwnerTel; provided that, OwnerTel agrees to apply the Program retroactively to TransNet's customers for purposes of determining the number of shares they shall receive under the Program. Prior to OwnerTel's registration statement on Form SB-2 (the "Registration Statement") becoming effective, TransNet shall deliver to OwnerTel a detailed schedule containing the name and address of TransNet's customers and the number of OwnerTel shares each such customer has earned under the Program. OwnerTel agrees to issue its shares of common stock to TransNet's customers as soon as practicable after its Registration Statement becomes effective. Notwithstanding the foregoing, TransNet acknowledges that the Program is dependent upon the Registration Statement becoming effective, and if the Registration Statement shall not become effective, for any reason, this provision of this Agreement shall be null and void; however, the remainder of this Agreement shall remain in full force and effect.

         SECTION 3.        CONFIDENTIALITY.

                  (a) Each party agrees to maintain in confidence any information that it may obtain from the other in the course of this Agreement. Each party shall use such information solely for the purposes contemplated by this Agreement and, except as


** Certain information omitted and filed separately with the Commission pursuant to a confidential treatment request under Rule 406 of the Commission.


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


         required by applicable law or regulation, shall not disclose such information to any third party. The foregoing does not apply to information that (i) is, at the time of disclosure to the recipient, or thereafter becomes, through no act or omission of the recipient, a part of the public domain; (ii) was in the recipient's lawful possession without an accompanying secrecy obligation prior to the disclosure; (iii) is hereafter lawfully disclosed to the recipient by a third party without an accompanying secrecy obligation or breach of any duty or agreement by which such third party is bound; or (iv) is independently developed by the recipient. TransNet and OwnerTel shall also be permitted to disclose information (A) to auditors, examiners and professional advisors; and (B) as required by law, subpoena or court order. Notwithstanding if such information is or becomes lawfully in the public domain, the receiving party shall maintain the confidentiality of any information which includes the identities of the disclosing party's consumers according to this Section. Breach of this section shall give rise to irreparable injury, inadequately compensable in damages. Accordingly, either party may seek injunctive relief against the breach or threatened breach by the other of either such section, in addition to such legal remedies as may be available, including the recovery of damages.

                  (b) To the extent that OwnerTel receives nonpublic personal information concerning consumers, OwnerTel agrees: (i) to maintain the confidentiality of such information; (ii) not to, in any event, sell, rent or lease such information to any third party; (iii) not to use or reproduce such information for any purpose other than as contemplated by this Agreement or as otherwise permitted by applicable regulation; and (iv) to return any such information to TransNet on demand. Nonpublic personal information includes, without limitation, all information consumers provide in an application for TransNet's products or services.

                  (c) Section 3 shall survive termination of this Agreement.

         SECTION 4. TERM AND TERMINATION. The initial term of this Agreement shall be for a period of one (1) year commencing on the Effective Date. Thereafter, this Agreement shall be automatically renewed for successive terms of one (1) year each unless either party shall give the other written notice of non-renewal at least ninety (90) days prior to renewal. Notwithstanding the foregoing, OwnerTel or TransNet may terminate this Agreement in the event that:

                  (a) proceedings in bankruptcy are instituted by or against the other party, or the other party terminates its business activities for any other reason; or

                  (b) there is a material breach of, or material failure to comply with, any of the terms or conditions of this Agreement by the other party which breach or failure is not remedied within thirty
         (30) days after notice of such breach or failure.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Each Party represents that it has full power to enter into and complete the transactions required hereunder, and that this Agreement is enforceable against it in accordance with its terms, and that the activities contemplated hereunder do not conflict with or constitute a breach of or default under any contracts or commitments to which it is a party.


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


         SECTION 6. RELATIONSHIP OF PARTIES. The relationship of the parties hereunder shall be that of independent contractors. Neither Party shall be deemed an employee, agent, joint venturer or partner of the other and neither party shall have the power or authority to bind or obligate the other.

         SECTION 7. NOTICES. Notices hereunder shall be given in writing and will be deemed to have been given (a) on the date delivered in person, (b) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. mail, with return receipt requested, (c) on the date transmitted by facsimile, if sent by 5:00 p.m. Eastern Time, on a regular business day and confirmation of receipt thereof is reflected or obtained, or
(d) if sent by overnight courier service, on the next business day after delivery to the courier service (in time for and specifying next day delivery). In each case such notices shall be sent to the address or facsimile number set forth below. Either party may change such address by written notice to the other party hereto.

         If to OwnerTel:            OwnerTel, Inc.
                                    #176
                                    2870 Peachtree Road
                                    Atlanta, GA  30305
                                    Facsimile No.:  (404) 237-8605
                                    Attention:  William Head

         If to TransNet:            TransNet Connect, Inc.
                                    Suite 209
                                    1413 S. Howard Avenue
                                    Tampa, FL  33606
                                    Facsimile No.:  (813) 258-9310
                                    Attention:  Stan Crews

         SECTION 8. ASSIGNABILITY. This Agreement and the rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party.

         SECTION 9. FORCE MAJEURE. Neither party will be liable for any failure to perform any obligation (other than payment obligations) hereunder, or from any delay in the performance thereof, due to causes beyond its control, including without limitation disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications or other calamity.

         SECTION 10. AMENDMENT. This Agreement may be amended at any time by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing and signed by Transnet and OwnerTel.

         SECTION 11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia.

         SECTION 12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between Transnet and OwnerTel with respect to the services to be provided, and no representations, promises, agreements or understandings, written or oral,


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relating to the services to be provided by Transnet not contained or referenced herein or therein shall be of any force or effect.

         SECTION 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument.


                 [Remainder of page intentionally left blank]


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


                [Signature page to Marketing Services Agreement]


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                             TRANSNET CONNECT, INC.


                                             By /s/ Stan Crews
                                               --------------------------------
                                               Name Stan Crews
                                                   ----------------------------
                                               Title President
                                                    ---------------------------



                                             OWNERTEL, INC.


                                             By /s/ William G. Head, III
                                               --------------------------------
                                               Name William G. Head, III
                                                   ----------------------------
                                               Title President
                                                    ---------------------------


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